Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to that certain Amended and Restated Employment Agreement, as amended from time to time (the “Employment Agreement”) entered into as of May 1, 2013, by and between Basic Energy Services, Inc. (the “Company”) and Thomas Monroe Patterson (the “Executive”) is entered into as of October 24, 2016 (the “Effective Date”), by and between the Company and the Executive (each, a “Party,” and collectively, the “Parties”).

WHEREAS, the Company will be filing a petition for relief under chapter 11 of title 11 of the United States Code to implement a restructuring of its balance sheet (the “Reorganization”);

WHEREAS, the Parties would like to clarify that the consummation of the restructuring transaction as contemplated by the Plan of Reorganization (attached as Exhibit A to that certain Restructuring Support Agreement, dated October 23, 2016) and as may be amended from time to time in accordance with the terms of such Restructuring Support Agreement, will not itself constitute a Change in Control or give rise to a Good Reason event (both as defined in the Employment Agreement); and

WHEREAS, in connection with the Reorganization, the Company and its creditors have negotiated the material terms of a management incentive plan (the “MIP”) to be effective upon the date of the Company’s emergence from the restructuring transaction contemplated by the Plan of Reorganization and as may be amended from time to time to time in accordance with the terms of the Restructuring Support Agreement (the “Reorganization Date), with such material terms as set forth in the MIP term sheet (the “MIP Term Sheet”) attached as an exhibit to that certain Restructuring Support Agreement;

WHEREAS, in consideration of the Executive’s continuing services to the Company, the Parties desire to amend the Employment Agreement to provide that if the Board of Directors of the reorganized Company fails to grant the emergence awards allocated to the Executive in accordance with MIP Term Sheet on or within ninety (90) days following the Reorganization Date, such failure will constitute a Good Reason event under the Employment Agreement; and

WHEREAS, Section 32 of the Employment Agreement permits amendment of the Employment Agreement by means of a written instrument, signed by both Parties.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and Employee agree as follows:

1.Amendment to Employment Agreement. Effective as of the Effective Date:

A.	A new Section 6(d)(7)(G) will be added to the Employment Agreement to read as follows:

(i)
The failure of the Board of Directors of Basic Energy Services, Inc. to grant the emergence awards allocated to the Executive in accordance with the MIP Term Sheet as set forth in Exhibit G to the Restructuring Support Agreement, on or within ninety (90) days following the Reorganization Date, shall constitute a “Good Reason” event.

B.
In the last paragraph of Section 6(d)(7), the words “under subparagraphs (A), (B), (C), (D), or (E) (above)” shall be replaced with the words “under subparagraphs (A), (B), (C), (D), (E) or (G) (above).”

C.	The following sentence will be added after the last sentence of the last paragraph in Section 6(d)(7):

(i)
In addition, the consummation of the restructuring transaction as contemplated by the Plan of Reorganization as may be amended from time to time in accordance with the terms of the Restructuring Support Agreement, shall not itself give rise to a “Good Reason” event under subparagraphs (C) or (D) (above).”

D.	A new Section 6(d)(3)(D) will be added to the Employment Agreement to read as follows:

(i)
Notwithstanding the foregoing as set forth in this Section 6(d)(3), the consummation of the restructuring transaction as contemplated by the Plan of Reorganization as may be amended from time to time in accordance with the terms of such Restructuring Support Agreement, shall not constitute a “Change in Control” herein.

E.	Section 6(d)(8) is hereby amended to replaced in its entirety to read as follows:

(i)
“Retirement” means the termination of Executive’s employment for normal retirement at or after attaining age sixty (60) provided that, on the date of his retirement, Executive has accrued at least ten years of active service with the Company.

2.    Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

3.    References. All references in the Employment Agreement to “Agreement” and any other references of similar effect shall hereinafter refer to the Employment Agreement as amended by this Amendment.

4.    Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating thereto.

5.    Governing Law. This Amendment is to be interpreted, construed and governed according to the laws of the State of Texas without regard to conflicts of laws.

6.    Counterparts. The Parties hereto may execute this Amendment in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

EXECUTIVE

/s/Thomas Monroe Patterson
Thomas Monroe Patterson

Company

By: /s/Eric Lannen
Name:    Eric Lannen
Title:    V.P. Human Resources

Patterson, Thomas M.